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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               (AMENDMENT NO. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 3, 1996
                                                          -------------



                            FUQUA ENTERPRISES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                        1-5091                        13-1988043
- ---------------            ------------------------          ------------------
(State or other            (Commission File Number)           (I.R.S. Employer
 jurisdiction of                                            Identification No.)
 incorporation)





                        One Atlantic Center, Suite 5000
             1201 W. Peachtree Street, N.W., Atlanta, Georgia 30309
             ------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 404-815-2000
                                                            ------------
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)   Financial Statements of Business Acquired and Pro Forma
Financial Information.

         On April 3, 1996, Fuqua Enterprises, Inc. ("Fuqua") completed the acquisition of the medical products operations of Lumex, Inc. (the "Lumex Division") and Fuqua reported this event in a Form 8-K filed on April 17, 1996. Fuqua and Lumex, Inc. are currently discussing potential adjustments which, under the terms of the asset sale agreement, may result in an adjustment of the purchase price which Fuqua paid to acquire the Lumex Division. Fuqua has been informed by Ernst & Young LLP, the independent accountants for Lumex, Inc., that Fuqua will not receive the audited financial statements of the Lumex Division for each of the three years in the period ended December 31, 1995, together with the independent accountants' report thereon and related consent, until such time as the potential adjustments referred to above have been resolved. As a result, the financial statements for the business acquired and the pro forma financial information reflecting the impact of the acquisition are not included herein but will be filed as soon as the necessary financial statements, independent accountants' report and related consent are made available to Fuqua.

         (c) Exhibits.

             10(a) Covenant Not to Compete by and among Lumex, Inc., Lumex Medical Products, Inc., MUL Acquisition Corp. II and Fuqua, dated April 3, 1996





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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FUQUA ENTERPRISES, INC.
                                        (Registrant)



                                        /s/ Brady W. Mullinax, Jr.
                                        ---------------------------------------
                                        Brady W. Mullinax, Jr., Vice President-
                                        Finance, Treasurer and Chief Financial
                                        Officer (Principal Financial and
                                        Accounting Officer and Executive
                                        Officer duly authorized to sign on
                                        behalf of the Registrant)






Date:  June 17, 1996